UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2007

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b. G. Steven Kouplen notified the Company December 5, 2007 of his resignation from the Board of Directors, effective immediately. Mr. Kouplen served as a Class B Director of FBL Financial Group, Inc. from February 2000 to May 2003, and again since May 2006. Mr. Kouplen had been the President and a member of the board of directors of the Oklahoma Farm Bureau Federation. He did not run for reelection as President of the Oklahoma Farm Bureau Federation, and has left that board, effective November 10, 2007.

FBL Financial Group Class B Directors consist of representatives of FBL’s Class B shareholders, which are state Farm Bureau federations or their affiliates in 15 Midwestern and Western states, and a Farm Bureau affiliated reinsurance company. The Class B Nominating Committee is expected to nominate a Class B director to fill this board vacancy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

December 5, 2007	By:	Richard J. Kypta

Name: Richard J. Kypta
Title: Senior Vice President, General Counsel and Secretary